Gentex Reports First Quarter Results

ZEELAND, MI -- 04/23/2007 -- Gentex Corporation (NASDAQ: GNTX), the Zeeland, Michigan-based manufacturer of automatic-dimming rearview mirrors and commercial fire protection products, today reported its financial results for the first quarter ended March 31, 2007. The Company also announced that it repurchased approximately 448,000 shares during the first quarter of 2007 under a previously authorized and announced share repurchase plan.

The Company's net sales increased by 13 percent from $139.0 million in the first quarter of 2006 to a record $157.2 million in the first quarter of 2007. Current first quarter net income increased by 12 percent to $29.5 million compared with $26.4 million in the first quarter last year. Earnings per diluted share increased by 22 percent to 21 cents in the first quarter of 2007 compared with 17 cents in the first quarter of 2006.

During the first quarter of 2007, the Company's quarterly financial results were negatively impacted by approximately $1.4 million (pre-tax) in expenses related to litigation between the Company and K.W. Muth and Muth Mirror Systems LLC. The litigation, as previously announced, relates to exterior mirrors with turn signal indicators. The Company currently estimates that its additional litigation expenses related to these matters will be in the range of $2.0 to $2.5 million through the scheduled trial in July 2007.

"We are pleased that we were able to post record first quarter revenues," said Gentex Chairman and Chief Executive Officer Fred Bauer. "Mirror unit shipments for the first quarter of 2007 increased by 11 percent, but automotive revenues increased by 13 percent due to a richer mix of European mirror products shipped during the quarter. Unit shipments in North America increased by four percent, and increased penetration at certain of our European automotive customers was the primary factor in achieving an 18 percent increase in our offshore unit shipments."

The Company also reported that it repurchased approximately 448,000 shares during the first quarter of 2007 at a cost of approximately $7.3 million. The Company has a share repurchase plan in place with authorization to repurchase up to 24 million shares of the Company's stock. As of the end of the first quarter of 2007, the Company has cumulatively repurchased approximately 18.0 million shares pursuant to the plan, leaving approximately 6.0 million shares authorized to be repurchased under the plan.

Gentex Senior Vice President Enoch Jen said that the Company continues to make good progress in its manufacturing yields, and provided certain guidance for the second quarter and calendar year 2007.

"For the second quarter of 2007, we expect that our mirror unit shipments will increase by approximately 10 percent over the same prior-year period, and believe that, based on the current forecast for product mix, that the percentage increase in the Company's revenues for the second quarter of 2007 will increase at a slightly higher rate than the rate for unit shipments. At this time, we expect percentage increases similar to those expected for the second quarter for both unit shipments and revenues for the balance of calendar year 2007."

Jen said that the Company's current second quarter 2007 forecast is based on CSM's preliminary mid-April forecast for light vehicle production of 4.1 million units for North America, 5.6 million units for Europe and 3.5 million units for Japan and Korea. The Company's current calendar year 2007 forecast is based on CSM's 2007 calendar year projection of 15.2 million units for North America, 21.1 million units for Europe and 14.4 million units for Japan and Korea.

Automotive revenues increased by 13 percent to $151.1 million in the first quarter of 2007 compared with the same period last year. Fire Protection revenues increased by five percent to $6.1 million for the first quarter of 2007 compared with the first quarter of 2006.

Total auto-dimming mirror unit shipments in the first quarter were approximately 3.8 million, an increase of about 11 percent over the same period last year. Auto-dimming mirror unit shipments to customers in North America increased by four percent to approximately 1.6 million in the first quarter of 2007 compared with the same quarter last year. North American light vehicle production declined by four percent in the first quarter of 2007 compared with the same period in 2006.

Unit shipments to offshore customers increased by 18 percent to approximately 2.1 million in the first quarter of 2007 compared with the same period in 2006. Light vehicle production in Europe increased by two percent and was flat for Japan and Korea in the first quarter, compared with the same prior year periods.

Non-GAAP Financial Measure

The financial information provided, including earnings, is in accordance with GAAP. Still, the Company believes it is useful to provide non-GAAP earnings to exclude the effect of Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment" [FAS 123(R)]. This non-GAAP financial measure allows investors to evaluate current performance in relation to historic performance without considering this non-cash charge.

The Company's management uses this non-GAAP information internally to help assess performance in the current period versus historical performance (especially prior periods where this non-cash charge was not included). Disclosure of non-GAAP earnings to exclude the effect of FAS 123(R) has economic substance because the excluded expenses do not represent current or future cash expenditures.

A reconciliation of non-GAAP earnings, to exclude the effect of FAS 123(R), to GAAP earnings can be found in the attached financial table. The use of non-GAAP earnings is intended to supplement, not to replace, presentation of GAAP earnings. Like all non-GAAP financial measures, non-GAAP earnings are subject to inherent limitations because all of the expenses required by GAAP are not included. The limitations are compensated by the fact that non-GAAP earnings are not relied on exclusively, but are used to simply supplement GAAP earnings.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act, as amended, that are based on management's belief, assumptions, current expectations, estimates and projections about the global automotive industry, the economy, the impact of stock option expenses on earnings, the ability to leverage fixed manufacturing overhead costs, unit shipment and revenue growth rates and the Company itself. Words like "anticipates," "believes," "confident," "estimates," "expects," "forecast," "likely," "plans," "projects," and "should," and variations of such words and similar expressions identify forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, expense, likelihood and degree of occurrence. These risks include, without limitation, employment and general economic conditions, the pace of economic recovery in the U.S. and in international markets, the pace of automotive production worldwide, the maintenance of the Company's relative market share, the types of products purchased by customers, competitive pricing pressures, currency fluctuations, the financial strength of the Company's customers, supply chain disruptions, the mix of products purchased by customers, the ability to continue to make product innovations, the success of certain newer products (e.g. SmartBeam®, Z-Nav, rear camera display), and other risks identified in the Company's filings with the Securities and Exchange Commission. Therefore actual results and outcomes may materially differ from what is expressed or forecasted. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

First Quarter Conference Call

A conference call related to this news release will be simulcast live on the Internet beginning at 10:30 a.m. Eastern Daylight Saving Time today. To access that call, go to www.gentex.com and select the "Audio Webcast" icon in the lower right-hand corner of the page. Other conference calls hosted by the Company will also be available at that site in the future.

About the Company

Founded in 1974, Gentex Corporation (NASDAQ: GNTX) is an international company that provides high-quality products to the worldwide automotive industry and North American fire protection market. Based in Zeeland, Michigan, the Company develops, manufactures and markets interior and exterior automatic-dimming automotive rearview mirrors that utilize proprietary electrochromic technology to dim in proportion to the amount of headlight glare from trailing vehicle headlamps. Many of the mirrors are sold with advanced electronic features, and approximately 96 percent of the Company's revenues are derived from the sales of auto-dimming mirrors to nearly every major automaker in the world.

                    GENTEX CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                                      (unaudited)
                                                   Three Months Ended

                                                        March 31,
                                                  2007           2006
                                              -------------  -------------

Net Sales                                     $ 157,205,982  $ 139,020,593

Costs and Expenses
  Cost of Goods Sold                            102,627,220     90,787,885
  Engineering, Research & Development            12,275,662     10,159,168
  Selling, General & Administrative               8,366,571      7,791,068
  Other Expense (Income)                         (9,534,023)    (7,988,411)
                                              -------------  -------------

Total Costs and Expenses                        113,735,430    100,749,710
                                              -------------  -------------

Income Before Provision
  for Income Taxes                               43,470,552     38,270,883

Provision for Income Taxes                       13,972,843     11,899,826
                                              -------------  -------------

Net Income                                    $  29,497,709  $  26,371,057
                                              =============  =============

Earnings Per Share
  Basic                                       $        0.21  $        0.17
  Diluted                                     $        0.21  $        0.17
Weighted Average Shares:
  Basic                                         142,166,241    154,223,254
  Diluted                                       142,723,617    155,751,925

Cash Dividends Declared per Share             $       0.095  $       0.090

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                               (unaudited)
                                                 March 31,      Dec 31,
                                                   2007          2006
                                              -------------  -------------
ASSETS
Cash and Short-Term Investments               $ 354,712,200  $ 328,227,710
Other Current Assets                            129,150,376    118,650,384
                                              -------------  -------------

Total Current Assets                            483,862,576    446,878,094

Plant and Equipment - Net                       183,985,848    184,134,373
Long-Term Investments and Other Assets          157,143,575    154,015,933
                                              -------------  -------------

Total Assets                                  $ 824,991,999  $ 785,028,400
                                              =============  =============

LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current Liabilities                           $  79,147,536  $  57,362,978
Long-Term Debt                                            0              0
Deferred Income Taxes                            24,042,096     24,971,133
Shareholders' Investment                        721,802,367    702,694,289
                                              -------------  -------------

Total Liabilities & Shareholders' Investment  $ 824,991,999  $ 785,028,400
                                              =============  =============

              AUTO-DIMMING MIRROR UNIT SHIPMENTS
                        (Thousands)

                                 First Quarter
                                 Ended March 31,
                          ----------------------------
                            2007      2006    % Change
                          --------- --------- --------
Domestic Interior             1,177     1,106        7%
                          --------- --------- --------
Domestic Exterior               462       477       -3%
                          --------- --------- --------
Total Domestic Units          1,639     1,583        4%
                          --------- --------- --------

                          --------- --------- --------
Foreign Interior              1,503     1,266       19%
                          --------- --------- --------
Foreign Exterior                636       543       17%
                          --------- --------- --------
Total Foreign Units           2,139     1,809       18%
                          --------- --------- --------

                          --------- --------- --------
Total Interior Mirrors        2,680     2,372       13%
                          --------- --------- --------
Total Exterior Mirrors        1,098     1,020        8%
                          --------- --------- --------
Total Mirror Units            3,778     3,392       11%
                          --------- --------- --------

Note: Certain prior year amounts have been reclassified to conform with the current year presentation. Amounts may not total due to rounding.

                    GENTEX CORPORATION AND SUBSIDIARIES
                    STATEMENTS OF INCOME RECONCILIATION
                        NON-GAAP MEASURMENT TO GAAP

                    Three Months Ended March 31, 2007
                 ----------------------------------------
                                              (Non-GAAP
                                  Stock       Excluding
                                  Option    Stock Option
                     GAAP         Expense     Expense)
                 -------------  ----------  -------------

Net Sales        $ 157,205,982  $        0  $ 157,205,982

Costs and
 Expenses
Cost of Goods
 Sold              102,627,220    (619,197)   102,008,023
Engineering,
 Research &
 Development        12,275,662    (663,189)    11,612,473
Selling, General
 &
 Administrative      8,366,571    (511,581)     7,854,990
Other Expense
 (Income)           (9,534,023)          0     (9,534,023)
                 -------------  ----------  -------------

Total Costs and
 Expenses          113,735,430  (1,793,967)   111,941,463
                 -------------  ----------  -------------

Income Before
 Provision for
 Income Taxes       43,470,552   1,793,967     45,264,519

Provision for
 Income Taxes       13,972,843     977,157     14,950,000
                 -------------  ----------  -------------

Net Income          29,497,709     816,810     30,314,519
                 =============  ==========  =============

                     Three Months Ended March 31, 2006
                 ----------------------------------------
                                                           GAAP  Non-GAAP
                                              (Non-GAAP    2007    2007
                                  Stock       Excluding     vs.     vs.
                                  Option    Stock Option   2006%  2006%
                     GAAP         Expense     Expense)     Change  Change
                 -------------  ----------  -------------  ------  ------

Net Sales        $ 139,020,593  $        0  $ 139,020,593    13.1%   13.1%

Costs and
 Expenses
Cost of Goods
 Sold               90,787,885    (542,254)    90,245,631    13.0%   13.0%
Engineering,
 Research &
 Development        10,159,168    (657,710)     9,501,458    20.8%   22.2%
Selling, General
 &
 Administrative      7,791,068    (520,131)     7,270,937     7.4%    8.0%
Other Expense
 (Income)           (7,988,411)          0     (7,988,411)   19.3%   19.3%
                 -------------  ----------  -------------

Total Costs and
 Expenses          100,749,710  (1,720,095)    99,029,615    12.9%   13.0%
                 -------------  ----------  -------------

Income Before
 Provision for
 Income Taxes       38,270,883   1,720,095     39,990,978    13.6%   13.2%

Provision for
 Income Taxes       11,899,826     797,174     12,697,000    17.4%   17.7%
                 -------------  ----------  -------------

Net Income          26,371,057     922,921     27,293,978    11.9%   11.1%
                 =============  ==========  =============

CONTACT:
Connie Hamblin
(616) 772-1800